EXHIBIT 10.9



                                    LICENSING
                                    AGREEMENT

         This Agreement, dated September 14, 1999, is made by and between Cerami Consulting Corporation (referred to as "LICENSOR"), a corporation organized and existing under the laws of New York and having a principal place of business at 765 Old Saw Mill River Road, Tarrytown, New York and Wellstone LLC ("LICENSEE"), a limited liability company corporation organized and existing under the laws of Delaware and having a principal place of business at 765 Old Saw Mill River Road, Tarrytown, New York.

                                    WHEREAS:

         A. LICENSOR is the sole owner of all right, title, and interest in U.S. Patent Application #023569 entitled "Methods, agents and devices for removing nucleophilic toxins from tobacco and tobacco smoke" (see Exhibit A), including all associated inventions, technology, know-how, and intellectual property rights (the "Product"), and LICENSOR has the right to grant the rights transferred under this Agreement.

         B. LICENSEE is desirous of acquiring from LICENSOR the exclusive worldwide exploitation rights to practice and utilize the aforesaid inventions, technology, know-how, and patent pending applications, including the right to manufacture and market the Product.

         C. LICENSOR is willing to grant such rights upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration for the mutual covenants and promises contained in this Agreement, the parties agree as follows:

Definitions

         The term "TECHNOLOGY," as used in this Agreement, shall mean all known-how, technical data, or other proprietary information or materials of any kind regarding the design, manufacture, operation, use, or sale of any Product or other device for use in any field and incorporating or based on U.S. Patent Application #023569, foreign counterparts of these applications leading to such patents, including any amendment to said domestic and foreign applications, any other patents now or hereafter owned or controlled by LICENSOR which would be infringed by LICENSEE in exercising its rights and license under this Agreement, or any modifications, improvements, or derivatives thereto made by LICENSOR, or LICENSEE.

         The terms "PRODUCT" and "PRODUCTS," as used in this Agreement, shall mean any and all items produced, used, and/or sold or otherwise commercialized by LICENSEE or its sublicensees resulting from the use of any portion of the TECHNOLOGY or based on any portion of the TECHNOLOGY.

         The term TERRITORY, as used in this Agreement shall mean the entire world.

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Grant of Technology Rights

         Subject to the other terms and conditions set forth herein., LICENSOR hereby grants to LICENSEE an exclusive worldwide right and license to use, sell, manufacture, and otherwise to commercialize the TECHNOLOGY and/or PRODUCTS in all fields of use.

         LICENSEE may file for additional patents or intellectual property rights on behalf of LICENSOR and in LICENSOR's name at LICENSEE's own expense in any country it so desires.

         Notwithstanding anything to the contrary, all rights to the patents or intellectual property rights now existing or to be obtained in the future, which are based on the TECHNOLOGY or PRODUCTS, shall be the sole property of LICENSOR. Upon execution of this Agreement, LICENSOR shall disclose to LICENSEE any and all technical information, materials, and know-how then within the knowledge or possession of LICENSOR which was not already disclosed to LICENSEE and which would be helpful to LICENSEE in the manufacture, use or sale of the PRODUCT or in otherwise exploiting the subject matter of this Agreement.

Warranties and Representations of LICENSOR

         LICENSOR warrants and represents that to the best of its knowledge it owns or has an exclusive right to the TECHNOLOGY and patents pending listed in Exhibit A and that LICENSOR is free to enter into this Agreement and that LICENSOR has no knowledge of any suit, action or claim instituted or threatened by a third party against any of its intellectual property rights relating to TECHNOLOGY.

         LICENSOR represents, warrants, and covenants that it has not, and during the term of this Agreement will not, grant any other license for sale, use or manufacturing of the PRODUCTS in the TERRITORY, nor shall LICENSOR itself sell, use, manufacture or otherwise commercialize the PRODUCTS in the TERRITORY.

         LICENSOR agrees at its expense, to hold LICENSEE harmless from any liability which results from any breach by LICENSOR of these representations and warranties.

Payments and Obligations

         LICENSEE agrees to pay all future costs for development, manufacturing, commercialization, including all other future fees and costs in connection with patents issued or applications pending at the date of the execution of this Agreement, or any other future costs associated with the PRODUCTS and TECHNOLOGY.

         The license granted to LICENSEE by LICENSOR hereunder is granted on a perpetual and royalty-free basis and without the payment of any fees.

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Confidential Information

         In connection with the license granted herein, LICENSEE acknowledges that LICENSOR will disclose to LICENSEE confidential and proprietary information, including valuable trade secrets and, confidential know-how, technical data, and other information and materials pertaining to the TECHNOLOGY (hereinafter "Confidential Information"). LICENSEE agrees to maintain and protect the strict confidentiality of such Confidential Information, and LICENSEE agrees that inappropriate disclosure of the Confidential Information may cause irreparable injury to LICENSOR. Accordingly, LICENSEE acknowledges and agrees that the remedy at law for any breach of this provision may be inadequate, and in recognition thereof, agrees that LICENSOR shall be entitled to injunctive relief for inappropriate disclosure of Confidential Information by LICENSEE, which relief shall be in addition to any other remedies that may be available to LICENSOR.

Infringement of Patents by Third Parties

         Should LICENSOR or LICENSEE become aware of any infringement or alleged infringement of any portion of the TECHNOLOGY, the knowing party shall immediately notify the other party of the name and address of the alleged infringer, the alleged acts of infringement, and any available evidence of infringement. LICENSOR and LICENSEE agree to work jointly (on a best efforts basis) to prevent any infringement and defend any patents or other intellectual property rights upon which the TECHNOLOGY is based. The total expense of all such actions shall be borne by LICENSEE and all proceeds shall be for LICENSEE's account.

         If, at any time during the term of this Agreement, LICENSOR or LICENSEE shall be unable to uphold the validity of any intellectual property rights of the TECHNOLOGY against any alleged infringer, LICENSEE shall not have a damage claim or a claim for refund or reimbursement against LICENSOR.

         LICENSEE agrees to defend to the best of its ability the intellectual property rights of the TECHNOLOGY, including the patents or patent applications.

Term and Termination

         With respect to the rights granted herein, this Agreement shall commence upon the execution hereof by both parties and shall continue in perpetuity,

         Notwithstanding anything to the contrary, if LICENSEE materially defaults in performing any of the material terms of his Agreement, and continues in default for a period of thirty (30) days, or if LICENSEE becomes insolvent or enters into an agreement with creditors, or if a receiver is appointed for it, LICENSOR shall have the right to terminate this Agreement by giving notice to LICENSEE. Thirty (30) days after such notice, this Agreement, if such default is not cured to LICENSOR's satisfaction, shall automatically terminate.

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         Subsequent  to the  termination  of  this  Agreement,  as  provided  in subsections 7a or 7b hereof, LICENSEE agrees that it will not engage in the use, sale, or other commercialization of the TECHNOLOGY and, that it will not sell the PRODUCTS. Notwithstanding the foregoing, LICENSEE may, for up to ninety (90) days after the effective date of such termination, sell all PRODUCTS which may be in inventory and not sold.

         (a)Upon termination of this Agreement, all licenses granted herein shall be immediately revoked, LICENSEE shall promptly return all Confidential Information to LICENSOR or destroy all Confidential Information, and nothing herein shall be construed to release either party of any obligation which matured prior to the effective date of such termination or which may continue beyond such termination.

Taxes, Governmental Approvals and Liability

         LICENSEE shall be solely responsible for the payment and discharge of any taxes, duties, or withholdings relating to any transaction of LICENSEE in connection with the manufacture, use, sale, lease, or other commercialization of the TECHNOLOGY or the PRODUCTS, if done by LICENSEE.

         LICENSEE shall, at its own expense, be responsible for applying for and obtaining any government approvals, authorizations or validations relative to this Agreement under the appropriate laws.

         LICENSEE shall be responsible for all PRODUCT liability and PRODUCT warranty for any PRODUCTS manufactured for or by LICENSEE under this Agreement and shall insure this risk accordingly. LICENSEE further indemnifies LICENSOR for any and all claims brought against LICENSOR of which the cause of action was set by any act of LICENSEE related to any PRODUCTS covered by this Agreement.

Independence of the Parties

         This Agreement shall not constitute the designation of either party as the representative or agent of the other, nor shall either party by this Agreement have the right or authority to make any promise, guarantee, warranty or representation, or to assume, create, or incur any liability or other obligation of any kind, express or implied, against or in the name of, or on behalf of, the other, except as described herein.

Assignment

         Neither party shall have the right to assign or otherwise transfer this Agreement and the rights acquired and obligations imposed hereunder, without the prior written consent of the other party. If such written consent is given, such assignment or transfer shall not be deemed effective unless such assignee or transferee has agreed in writing to be bound by the terms and provisions of this Agreement.

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         LICENSER shall be free to sublicense others to manufacture, use or sell the PRODUCT under the licensed technology but shall remain bound to the terms and conditions of this Agreement.

Notices

         All notices, demands, and other communications under this Agreement shall be deemed to have been duly given and delivered one (1) day after sending, if sent by fax, telegram or telex, and, ten days after posting, if sent by registered airmail, postage prepaid, to the parties at the following locations:

         If to LICENSOR:
         765 Old Saw Mill River Road
         Tarrytown, New York 10591

         If to LICENSEE:
         765 Old Saw Mill River Road
         Tarrytown New York 10591

         The parties hereto may give written notice of change of address. and after such notice has been received, any notice of request shall thereafter be given to such party at the changed address.

Jurisdiction; Governing Law

         Any dispute, controversy or claim between the parties arising out of or in connection with this Agreement, including but not necessarily limited to its conclusion, existence, validity, interpretation, performance or non-performance, breach, or termination, whether arising before or after the termination of the Agreement, shall be referred to and finally determined by the appropriate court located in the State of New York.

         This agreement shall be governed by, and construed in accordance within the laws of the State of New York, except that the Federal Laws of the United States of America shall apply to questions regarding the validity or infringement or enforceability of United States Federal Patent rights relating in any way to this Agreement or the subject matter of this Agreement.

Identification of TECHNOLOGY and PRODUCTS

         LICENSEE agrees to mark the following with the appropriate U.S. or foreign patent number in conformity with the patent laws and practice of the respective country:

         1. all PRODUCTS which are made, used, sold, leased, or otherwise disposed of;
         2.   all packaging of all PRODUCTS, and
         3. all brochures, manuals, and documents describing the PRODUCTS which are to be used, sold, or distributed.

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         Unless otherwise directed by LICENSOR, LICENSEE shall state in a manner acceptable to LICENSOR and approved by LICENSOR, in a prominent position on all materials and things specified in the sub-section above, that the TECHNOLOGY is utilized and the PRODUCTS are manufactured and sold by LICENSEE under license from LICENSOR.

General Provisions

         The parties hereto have read this Agreement and agree to be bound by its terms. The parties further agree that this Agreement shall constitute the complete and exclusive statement of the Agreement between them and supersedes all proposals, oral or written, and all other communications between them relating to the TECHNOLOGY and PRODUCTS, including but not limited to the inventions, technology, and know-how, which are the subject matter of this Agreement.

         No agreement changing, modifying, amending, extending, superseding, discharging, or terminating this Agreement or any provisions hereof shall be valid unless it is in writing and is dated and signed by duly authorized representatives of the party or parties to be charged.

         The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Failure of any of the parties hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or to exercise any election provided for therein, shall in no way be considered a waiver of such provisions, rights, or election or in any way to affect the validity of this Agreement. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. The failure by any of the parties hereto to enforce any of said provisions, rights, or elections shall not preclude or prejudice other provisions, rights, or elections which it may have under this Agreement. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent or waiver of, or excuse for any other, different or subsequent breach. All remedies herein conferred upon any party shall be cumulative and no one shall be exclusive of any other remedy conferred herein by law or equity.

         This Agreement shall be binding not only upon the parties hereto, but also upon without limitations thereto, their assignees, successors, heirs, devices, divisions, subsidiaries, officers, directors and employees.

         There shall be no liability on either party on account of any loss, damage, or delay occasioned or caused by strikes, riots, fires, insurrections or

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the  elements,  embargoes,  failure  of  carriers,  acts of God or of the public enemy, or any other force majeure causes beyond the control of either party.

         Except as provided elsewhere in this Agreement, all of the legal, accounting, and other miscellaneous expenses incurred in connection with this Agreement and the performance of the various provisions of this Agreement shall be paid by the party who incurred the expense.

         In any action for breach of this agreement or for any other cause of action, neither party shall be liable to the other party for any punitive, indirect or consequential damages; provided, however, that this provision shall not be deemed to limit in any way LICENSEE's duty to defend and indemnify LICENSOR for claims brought by third parties as set forth in this Agreement.

         Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original all of which constitute one and the same agreement.

         (a) All representations, warranties, including all contractual provisions relevant to confidentiality, notices, jurisdiction/governing law, defense and indemnification obligations, and limitations of liability made herein shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first mentioned above.

LICENSOR:  CERAMI CONSULTING CORPORATION       LICENSEE:  WELLSTONE FILTERS, LLC


By:      /s/Carla Cerami                       By:     /s/Learned Hand

Printed Name:  Carla Cerami                    Printed Name:  Learned Hand

Title:     Vice President                      Title:    Managing Member

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Exhibit A

         U.S. Patent Application #023569 entitled "Methods, agents and devices for removing nucleophilic toxins from tobacco and tobacco smoke"

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